UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest reported) June 3, 2004

                         American Utilicraft Corporation
                         -------------------------------
             (Exact name of registrant as specified in its chapter)

          Delaware                      333-57552                54-1577735
     -------------------           -------------------       -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation                  File Number)          Identification No.)



           554 Briscoe Blvd
        Lawrenceville, Georgia                                     30045
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(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (678) 376-0898

                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

In order to recognize the long-standing goodwill of its shareholders, the Corporation on May 19, 2004, asked its shareholders to approve the Board of Directors authorization of a 2 for 1 forward split of the current shares of the Corporation, the requirement of all preferred shares to convert to common stock within the next six months, and the increase of the Corporation's current Authorized Shares to 200,000,000 shares.

The Shareholders of American Utilicraft Corporation approved the Board's decision to change the number of authorized shares of the Corporation to 200,000,000 and a two-for-one forward split of all common and preferred shares. Shareholders also approved the conversion of all preferred shares to common shares.

It is the opinion of the Corporation that this will serve the shareholders fairly and equitably, and will allow for additional growth of the Corporation.

All ballot items were approved by 100% of the votes received; no votes opposed; no votes abstained. Of all possible votes, 85.13% were received.

The stock split will go into effect at the close of trading on Friday, June 18, 2004. Upon the issuing of the new shares, American Utilicraft Corporation's outstanding shares of common stock shall exceed its previous number of authorized shares.

As of June 3, 2004, all preferred stock have been converted to common stock

The  Shareholders  also  re-elected the following  Directors for two-year terms:
John J. Dupont, R. Darby Boland, and Edward F. Eaton


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         American Utilicraft Corporation

                         Date: June 3, 2004

                         By:  /s/ John J. Dupont
                         -------------------------------------
                         John J. Dupont
                         President and Chief Executive Officer